Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Amplitude, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-259698, 333-262813, 333-269834 and 333-277194) on Form S-8 of our report dated February 20, 2025, with respect to the consolidated financial statements of Amplitude, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Santa Clara, California

February 20, 2025